Exhibit 21.1
Subsidiaries of the Company
Kansas City Southern, a Delaware corporation, has no parent. All subsidiaries of the Company listed below are included in the consolidated financial statements unless otherwise indicated

	Percentage of	State or other Jurisdiction of
	Ownership	Incorporation or Organization
Arrendadora TFM, S.A. de C.V. (12)	100	Mexico
Canama Transportation (6)	100	Cayman Islands
Caymex Transportation, Inc. (1)	100	Delaware
Gateway Eastern Railway Company (1)	100	Illinois
Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V.	100	Mexico
Joplin Union Depot *	33	Missouri
Kansas City Southern de Mexico, S.A. de C.V. (5)	100	Mexico
Kansas City Southern International, Inc	100	Delaware
KARA Sub, Inc.	100	Delaware
KCS Investment I, Ltd. (11)	100	Delaware
KCSRC y Compania, S, de N.C. de C.V. (1)	100	Mexico
KC Terminal Railway (9)	16	Missouri
Merician Speedway, LLC (1)	100	Delaware
Mexrail, Inc.	100	Delaware
NAFTA Rail, S.A. de C.V. (6)	100	Mexico
North American Freight Transportation	100	Delaware
PABTEX GP, LLC (2)	100	Texas
PABTEX L.P. (11)	100	Delaware
Panama Canal Railway Company *(7)	50	Cayman Islands
Panarail Tourism Company (8)	100	Cayman Islands
Port Arthur Bulk Marine Terminal Co. (1)	80	Partnership
SIS Bulk Holding, Inc. (2)	100	Delaware
Southern Capital Corporation, LLC *(1)	50	Colorado
Southern Development Company (1)	100	Missouri
Southern Industrial Services, Inc.	100	Delaware
The Kansas City Southern Railway Company	100	Missouri
The Texas Mexican Railway Company (4)	100	Texas
TransFin Insurance, Ltd.	100	Vermont
Trans-Serve, Inc. (2) (3)	100	Delaware
Veals, Inc.	100	Delaware

*	Unconsolidated Affiliate, Accounted for Using the Equity Method

(1)	Subsidiary of The Kansas City Southern Railway Company

(2)	Subsidiary of Southern Industrial Services, Inc.

(3)	Conducting business as Superior Tie & Timber

(4)	Subsidiary of Mexrail, Inc.

(5)	Subsidiary of Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V.

(6)	Subsidiary of Caymex Transportation, Inc.

(7)	Unconsolidated affiliate of Canama Transportation

(8)	Subsidiary of Panama Canal Railway Company

(9)	Unconsolidated affiliate of The Kansas City Southern Railway Company

(10)	Subsidiary of SIS Bulk Holding, Inc.

(11)	Subsidiary of Kansas City Southern de Mexico, S.A. de C.V.